Exhibit 99.1
NOVEMBER 2, 2023 BUSINESS UPDATE

Edison International | November 2023 Business Update 1 Statements contained in this presentation about future performance, including, without limitation, operating results, capital expenditures, rate base growth, dividend policy, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this presentation, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results include, but are not limited to the: • ability of SCE to recover its costs through regulated rates, including uninsured wildfire-related and debris flow-related costs, costs incurred to mitigate the risk of utility equipment causing future wildfires, costs incurred as a result of the COVID-19 pandemic, and increased costs due to supply chain constraints, inflation, and rising interest rates; • ability of SCE to implement its Wildfire Mitigation Plan and capital program; • risks of regulatory or legislative restrictions that would limit SCE's ability to implement operational measures to mitigate wildfire risk, including Public Safety Power Shutoff (“PSPS”) and fast curve settings, when conditions warrant or would otherwise limit SCE's operational practices relative to wildfire risk mitigation; • risks associated with SCE implementing PSPS, including regulatory fines and penalties, claims for damages and reputational harm; • ability of SCE to maintain a valid safety certification, which is required to benefit from certain provisions of California Assembly Bill 1054 (“AB 1054”); • extreme weather-related incidents (including events caused, or exacerbated, by climate change, such as wildfires, debris flows, flooding, droughts, high wind events and extreme heat events) and other natural disasters (such as earthquakes), which could cause, among other things, public safety issues, property damage, rotating outages and other operational issues (such as issues due to damaged infrastructure), PSPS activations and unanticipated costs; • risk that AB 1054 does not effectively mitigate the significant exposure faced by California investor-owned utilities related to liability for damages arising from catastrophic wildfires where utility facilities are alleged to be a substantial cause, including the longevity of the Wildfire Insurance Fund and the CPUC's interpretation of and actions under AB 1054, including its interpretation of the prudency standard clarified by AB 1054; • ability of Edison International and SCE to effectively attract, manage, develop and retain a skilled workforce, including its contract workers; • decisions and other actions by the California Public Utilities Commission, the Office of Energy Infrastructure Safety of the California Natural Resources Agency, the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission and other governmental authorities, including decisions and actions related to nationwide or statewide crisis, determinations of authorized rates of return or return on equity, issuance of SCE's wildfire safety certification, wildfire mitigation efforts, approval and implementation of electrification programs, and delays in executive, regulatory and legislative actions; • cost and availability of labor, equipment and materials, including as a result of supply chain constraints and inflation; • ability of Edison International or SCE to borrow funds and access bank and capital markets on reasonable terms; • risks associated with the decommissioning of San Onofre, including those related to worker and public safety, public opposition, permitting, governmental approvals, on-site storage of spent nuclear fuel and other radioactive material, delays, contractual disputes, contractor performance, and cost overruns; • ability of Edison International and SCE to obtain sufficient insurance at a reasonable cost or to maintain its customer funded self-insurance program, and to recover the costs of such insurance or, in the event liabilities exceed insured amounts, the ability to recover uninsured losses (including amounts paid for self-insured retention and co-insurance) from customers or other parties; • pandemics, such as COVID-19, and other events that cause regional, statewide, national or global disruption, which could impact, among other things, Edison International's and SCE's business, operations, cash flows, liquidity and/or financial results and cause Edison International and SCE to incur unanticipated costs; • physical security of Edison International's and SCE's critical assets and personnel and the cybersecurity of Edison International's and SCE's critical information technology systems for grid control, and business, employee and customer data; • risks associated with cost allocation resulting in higher rates for utility bundled service customers because of possible customer bypass or departure for other electricity providers such as Community Choice Aggregators (“CCA,” which are cities, counties, and certain other public agencies with the authority to generate and/or purchase electricity for their local residents and businesses) and Electric Service Providers (entities that offer electric power and ancillary services to retail customers, other than electrical corporations (like SCE) and CCAs); • risks inherent in SCE’s capital investment program, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, contractor performance, availability of labor, equipment and materials, weather, changes in the California Independent System Operator’s transmission plans, and governmental approvals; and • risks associated with the operation of electrical facilities, including worker and public safety issues, the risk of utility assets causing or contributing to wildfires, failure, availability, efficiency, and output of equipment and facilities, and availability and cost of spare parts. Other important factors are discussed under the headings “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis” in Edison International’s Form 10-K and other reports filed with the Securities and Exchange Commission, which are available on our website: www.edisoninvestor.com. These filings also provide additional information on historical and other factual data contained in this presentation. Forward-Looking Statements

Edison International | November 2023 Business Update 2 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix Edison International leads the transformation of the electric power industry One of the nation’s largest electric-only utilities, serving over 15 million residents in 50,000 square-mile service area EIX’s principal subsidiary, with $38–43 billion 2023–2028 electric infrastructure investment opportunity Growth driven by investment in strengthening and modernizing the grid and advancing California’s aggressive climate goals Wires-focused rate base, with limited power generation ownership (<20% of power delivered from owned generation) Provides integrated sustainability, decarbonization, and energy solutions to commercial, institutional, and industrial customers Customer base includes 48 of the Fortune 500 Focused on opportunities in clean energy, advancing electrification, building a modernized and more reliable grid, and enabling customers’ technology choices $24+ billion Market capitalization As of October 31, 2023 125,000+ Miles of SCE T&D lines ~$41 billion SCE rate base 5.2 million SCE customer accounts 13,000+ Employees Enterprise-wide

Edison International | November 2023 Business Update 3 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix Thesis: Wires-focused utility with rate base growth aligned with state’s aggressive clean energy goals Constructive California and Federal regulatory structures Aggressive climate goals met with clean, efficient, economy-wide electrification Significant investment required to ensure the grid is reliable, resilient, and ready for widespread electrification Investment in electric-led clean energy future results in strong rate base and dividend growth Decoupling of sales Forward-looking ratemaking Premium California ROE Wildfire prudency standard California GHG reduction Helping customers make clean energy choices Address wildfire risk and climate adaptation needs Infrastructure replacement Electrification infrastructure 6–8% 2023–2028 rate base CAGR Target dividend payout of 45–55% of SCE core earnings

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

EIX well positioned for a decarbonized future; no coal or gas LDC exposure and high electric sales growth potential

	UTY[1]	EEI Index[2]	Edison International	
Electric-Only Utility & No Gas LDC Exposure (# of Companies)	5 of 20[1]	12 of 39	✓	**No stranded asset risk with increased electrification**
No Coal Generation Ownership (# of Companies)	7 of 21	10 of 39	✓	**No coal generation or contracts in SCE's portfolio**
Net-zero commitments across scopes 1, 2, and 3 by 2045[3] (# of Companies)	1 of 21	3 of 39	✓	**EIX's net-zero commitment is strongly aligned with California's ambitious climate goals**
Electric Sales per Customer (MWh/year)[4]	13–40 *Avg: 24*	12–56 *Avg: 25*	16	**Relatively low per-customer usage will grow with electrification, which supports affordability**

1. PHLX Utility Sector Index (UTY) consists of 21 geographically diverse public utility stocks, including one water utility. Values shown include EIX. Total company count for "electric-only utility & no gas LDC exposure" excludes Constellation Energy, which does not have any regulated utility operations
2. EEI Index consists of 39 publicly traded companies that are members of Edison Electric Institute, which includes 18 of the companies also in UTY. Values shown include EIX
3. Counts reflect companies with net-zero commitments by 2045 or sooner that are wholly inclusive of the company's scopes 1, 2, and 3 greenhouse gas emissions profile
4. Refers to total customer base, including residential, commercial, and industrial customers. Based on latest available data for year ended 2022

Source: EIX research, S&P Capital IQ Pro

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Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

Sustainability at the core of Edison's vision to lead the transformation of the electric power industry

Committed to achieving net-zero GHG emissions by 2045.
Also have long-term ESG goals for clean energy, electrification, DEI, and safety

Environmental

2045 goals: **net-zero GHG emissions** across Scopes 1, 2, and 3; **100% carbon-free power delivered** (~45% in 2022)[1]

Over **$800 million** in approved SCE funding **to expand transportation electrification**

SCE named to **SEPA 2023 Utility Transformation Leaderboard** for progress toward carbon-free grid

Winner of EEI's Edison Award for innovative suite of Transportation Electrification programs

Committed to SCE **vehicle fleet electrification** goals by 2030

Social

Recipient of several **awards for workplace diversity & inclusion**

Long-standing **community partnerships**, including $2.4 billion annual spend with diverse suppliers

Lowest system average rate among major California investor-owned utilities

Committed to **gender parity in executive roles by 2030** and broader DEI actions

$20 million per year in philanthropic contributions with at least 80% going to diverse and underserved communities

Governance

Highest level governance score from ISS

Independent board chair since 2016; **1 of only 6 UTY companies with independent board chair**[2]

8 of 11 directors diverse by gender, race/ethnicity, and/or LGBTQ+ self-ID; gender parity for independent directors

50% of executive annual **incentive pay tied to safety & resiliency-related goals** for 2023

CPA-Zicklin "Trendsetter" with 100% score in multiple years for political accountability and disclosure[3]

1. Net zero goal is enterprise-wide. Delivered power goal is SCE-specific and percentages refer to power delivered to SCE customers. Reflects no coal generation of delivered electricity
2. UTY refers to the PHLX Utility Sector Index, which consists of 21 geographically diverse public utility stocks
3. Edison International is recognized as a "Trendsetter" on the Center for Public Accountability ("CPA")-Zicklin Index of Corporate Political Disclosure and Accountability. The Trendsetter category highlights leaders in the S&P 500 for commitments to transparency and accountability in political spending

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Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

Sustainable financing activities underscore strong link between strategy and financings

Green, Social, and Sustainability instruments will fund projects that provide distinct environmental or social benefits

Eligible Project Categories Included in Sustainable Financing Framework

	Primary Category[1]	U.N. Sustainable Development Goals Alignment
Green	Renewable Energy	7 Affordable and Clean Energy; 13 Climate Action
	Clean Transportation	9 Industry, Innovation and Infrastructure; 11 Sustainable Cities and Communities
	Energy Efficiency & Carbon Reduction	7 Affordable and Clean Energy; 11 Sustainable Cities and Communities; 13 Climate Action
	Climate Change Adaptation	9 Industry, Innovation and Infrastructure; 13 Climate Action
Social	Socioeconomic Advancement and Empowerment, Including Gender Inclusion	5 Gender Equality; 8 Decent Work and Economic Growth; 10 Reduced Inequalities

Edison's Sustainable Financing Framework aligned with ICMA's Green Bond Principles, Social Bond Principles, and Sustainability Bond Guidelines

Vigeo Eiris[2], second-party opinion provider, rated framework's Contribution to Sustainability as "Advanced" (highest rating)

SCE has issued $2.1 billion of sustainable bonds for eligible projects under the framework and $1.3 billion of green securitization bonds[3]

1. Excludes projects with GHG intensity above 100 gCO2e / kWh and bioenergy projects that do not have a sustainable feedstock (i.e., does not negatively impact food security or contribute to deforestation). Excludes any expenditures on fossil fuel-fired generation, nuclear generation or large hydro (>30 MW)
2. Vigeo Eiris was acquired by Moody's Corporation in 2019 and has rebranded as Moody's ESG Solutions since providing their second-party opinion
3. Issued independent of Edison's Sustainable Financing Framework; Moody's ESG Solutions separately provided additional second-party opinions on offerings' alignment with ICMA's Green Bond Principles

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Edison International | November 2023 Business Update 7 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix California’s regulatory mechanisms provide revenue certainty Revenue Decoupling means earnings aren’t affected by changes in electricity sales Long-standing regulatory mechanism that breaks the link between retail electricity sales and revenue; promotes energy efficiency, helps stabilize customer bills, and supports environmental goals Changes in sales only affect timing of cash collection Balancing Accounts allow SCE to collect and refund differences to authorized revenue SCE has several balancing accounts, including for variances in sales volume, such as those related to weather Balancing account established for incremental residential uncollectibles Forecast Ratemaking reduces regulatory lag Four-year GRC cycle with forward-looking test year and attrition year increases CPUC has historically authorized mechanism that gives SCE opportunity to offset some inflationary price increases based on utility-specific indices Cost of capital proceedings on three-year cycle separate from GRC with mechanism to reasonably adjust cost of capital if market conditions change significantly during cycles

CLEAN ENERGY TRANSITION LEADERSHIP

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

Reaching California's 2045 GHG goals requires a near-complete transformation of energy use economy wide

DECARBONIZE ELECTRICITY

100%
RETAIL SALES



100% of grid sales with carbon-free electricity

~90 GW of add'l utility-scale clean generation

~25 GW of add'l utility-scale energy storage

>15 GW each of add'l behind-the-meter solar and storage

ELECTRIFY TRANSPORTATION

90%
OF VEHICLES



90% of light-duty vehicles need to be electric

90% of medium-duty vehicles need to be electric

54% of heavy-duty vehicles need to be electric

ELECTRIFY BUILDINGS

95%
OF BUILDINGS



Zero emission appliance regulations expected to drive >95% building electrification

98% and 90% of commercial water and space heating to be electrified by 2045, respectively

USE LOW-CARBON FUELS

48%
NON-ELECTRIC ENERGY



20% and 13% of pipeline natural gas volume to be hydrogen and RNG, respectively

37% of heavy-duty vehicles to be hydrogen fuel cell vehicles

20% of buses to be hydrogen fuel cell vehicles

SINK REMAINING CARBON

75
MMT CARBON SINK



25 MMT from carbon capture and storage (point source)

25 MMT from natural and working lands

25 MMT from other (e.g., direct air capture)

Edison is partnering with state and federal governments and with other stakeholders to advance policies that rapidly cut GHG emissions in a feasible way

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Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

Load growth of 80% by 2045 requires a significant acceleration in grid expansion

At least half of incremental grid investment fits squarely within IOU jurisdictions

Incremental CAISO-wide grid investment

~$125 billion
(2023$)


Transmission for Out-of-State Imports
ISO Interconnections
Subtransmission
Distribution

Infrastructure to interconnect and integrate resources

May be mix of investment by utilities, generators, and other market participants

Utility infrastructure additions and upgrades

Predominantly investments by utilities in their service areas

CAISO Grid Investment 2033–2045

New transmission and distribution grid projects need to be added at up to **4x and 10x historical rates**, respectively

SCE expects **distribution system to be 25% larger** by 2045

- Equivalent of 85 new distribution substations
- Upgrades to 345 of 900 existing substations
- 1,400 new distribution circuits (30% more than today)

+20,000 circuit miles of 500 kV transmission CAISO-wide to interconnect new resources

Source: SCE's Countdown to 2045 analysis. See Countdown to 2045 Appendices for additional information on the analysis and its methodology

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Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

Adoption of electrified technologies results in significant savings for average SCE customer household

Total annual energy expenses for the average SCE customer household decreases by ~40% by 2045

Annual residential household energy expenses (2023$)[1]


$6,680
Home Solar
Electricity Bill
Home Gas Bill
Gasoline
$3,880
2023
2045

	2023	2045
Share of wallet[2]	>7%	<3%

By 2045, electricity demand is projected to rise by over 80% from today, primarily due to electrification

Households will benefit from these savings well before 2045, with the average SCE household expected to see more than 10% savings by the early 2030s

Household savings driven by reduced fossil fuel expenses more than offsetting increase in electricity expense

Improvements in equipment efficiency, energy efficiency, and demand response programs reduce consumption

1. Reflects annual energy expenses using SCE data. Vehicles and appliance costs are not included. Assumes the average SCE customer in 2045 would have electric vehicle, solar, and electric water and space heating
2. Reflects the proportion of household income spent on energy. For 2045, projected median household income based on historical growth rates, then normalized to 2023$

Source: SCE's Countdown to 2045 analysis

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Edison International | November 2023 Business Update 12 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix 26.5 31.3 38.5 SCE PG&E SDG&E 0% 2% 4% 6% 8% 10% Mississippi West Virginia Alabama Kentucky Oklahoma Arkansas Wyoming Indiana South Dakota Louisiana Kansas Montana South Carolina Michigan Maine Tennessee North Dakota Georgia Missouri Connecticut Colorado Nebraska SCE Vermont Nevada Arizona Iowa Ohio Oregon North Carolina Rhode Island Wisconsin Florida Delaware New Mexico Illinois Washington Pennsylvania New Hampshire Idaho Virginia Massachusetts Minnesota New York Utah Maryland New Jersey Total 2022 energy share of wallet in SCE’s service area near median and can decrease with higher levels of electrification 1. EIX analysis and assumptions based on representative utilities in each state, median household income data from U.S. Census Bureau, electricity expenditure data from EIA, natural gas expenditure data from AGA and EIA, gasoline price data from EIA, and estimated share of income spent on vehicle fuel by state presented in the DOE’s Vehicle Technologies Office Figure of the Week #1176, which does not include estimates for Hawaii or Alaska. Data not available for Texas 2. All rates include California Climate Credit 3. Sources: SCE Advice 5109-E effective October 1, 2023, PG&E Advice 7009-E effective September 1, 2023, SDG&E Advice 4129-E effective Jan. 1, 2023 2022 Est. Avg. Residential Customer Share of Wallet (% of Income)1 +18% vs. SCE +45% vs. SCE For customers of Electricity Nat. Gas Gasoline large utilities in: …and among California IOUs, SCE has the lowest system average rate System Average Rate2,3 Cents per kWh Electricity and energy share of wallet in SCE’s service area are on par with those in other states…

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

Edison International has one of the strongest electrification profiles in the industry

Transportation Electrification

Largest U.S. IOU EV charging programs with over $800 million of approved funding

Substantial state budget commitments to accelerate zero-emission vehicles

~1 in 8 U.S. electric vehicles are in SCE's service area[1]

Current trajectory of **13.5 million EVs in CA** (5 million in SCE's area) by 2035

Represents **~24.3 million MWh** in SCE's service area by 2035 and **~50 million MWh by 2045**

Building Electrification

SCE has proposed **$677 million plan to accelerate adoption** of 250,000 heat pumps

State plans for ~$900 million in budgets over next 5 years for equitable building decarbonization; **IRA brings in excess of $22B** in tax credits and rebates nationwide[2]

Target to have **27 million residential heat pumps in California** by 2045

Represents **~2.4 million MWh of incremental load** in SCE's area by 2035 **~6.9 million MWh by 2045**

Energy Storage

SCE has **installed or procured ~6.1 GW** of storage capacity

SCE constructing **~535 MW of utility-owned storage** to support reliability

Project **30+ GW of utility-scale storage needed** California-wide by 2045

Growing energy storage capacity supports reliability as **economy increasingly relies on electricity**

1. As of August 2023. Source: DMV on data provided by EPRI
2. Inflation Reduction Act of 2022

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Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

SCE leads the largest utility transportation electrification initiatives and programs in the U.S.

Edison's large suite of transportation electrification (TE) programs enables California's leadership of EV adoption

Approved Electric Utility Transportation Electrification Portfolios >$200 Million
$ in Millions


EIX
$872
PCG
$414
NGG
$402
ED
$368
ES
$309
PEG
$293
SRE
$235
NEE
$207

By 2030, SCE will administer over $1 billion of EV purchase incentives and other equity-focused programs funded via California's LCFS program[1]

By 2027, SCE's offerings will have:

- Added ~30,000 light-duty vehicle chargers and ~8,500 medium- and heavy-duty vehicles
- Directly contributed to electrification of >550,000 vehicles with ~50% in disadvantaged communities

EIX/SCE received the prestigious Edison Electric Institute (EEI) Edison Award for SCE's innovative suite of TE programs

1. Low Carbon Fuel Standard. The LCFS program at the California Air Resources Board (CARB) funds SCE's vehicle rebate programs through the sale of LCFS credits to market participants and not through customer rates. These amounts are distinct from funding approved for SCE's transportation electrification programs
Sources: EEI Electric Transportation Biannual State Regulatory Update (March 2023), SCE

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Edison International | November 2023 Business Update 15 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix - 10,000 20,000 30,000 40,000 50,000 60,000 2023 2028 2033 2038 2043 SCE’s future load growth is highly levered to EV adoption, a critical component of reaching state GHG goals 1. Includes both light duty and non-light duty EV load 2. As of August 2023. Source: DMV data provided by EPRI To date, ~1 in 8 U.S. electric vehicles are in SCE’s service area2 – ~490,000 EVs in SCE’s area2 SCE’s Charge Ready programs are expected to stimulate growth in EV adoption and the build out of charging infrastructure SCE’s programs include a focus on serving multi-family dwellings and disadvantaged communities State budget funding of ~$10 billion to accelerate zero-emission vehicles represents significant progress in helping spur adoption Electric vehicles in SCE’s service area add ~3,160 GWh of load in 2023 and could grow to 50,000+ GWh by 2045 Electric load from electric vehicles in SCE’s service area, GWh1 ~15x increase

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

SCE is actively strengthening grid reliability

Energy Storage	**~2.3 GW currently online** **Installed or procured ~6.1 GW of storage capacity** and must procure 2.4 GW more by 2028 **535 MW utility-owned storage** under construction
Demand Response	**Improving and implementing more demand response** programs for residential and business customers In 2022, **grew DR programs by 200 MW resulting in 1 GW** of available DR load going into summer 2023 – Includes **6 MW from Virtual Power Plants** New **pilot activities in program design, incentives, and communication technologies** to provide greater customer comfort
System & Procurement	Recently **upgraded transmission lines** in eastern desert, increasing ability to integrate and deliver more renewable energy Procuring additional power **above usual weather and demand forecasts** Advocating for **changes to Resource Adequacy program** to ensure CAISO-wide resources meet grid needs, and supporting discussions on potential Western regional market

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SCE WILDFIRE MITIGATION: APPROACH, PROGRESS, AND RESULTS

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

SCE is seeing numerous proof points and results from its substantial wildfire mitigation efforts since 2018

5,220+ MILES
OF COVERED CONDUCTOR



2 MILLION+
TRIMS AND REMOVALS IN HFRA



1 MILLION+
HFRA INSPECTIONS



1,700+ **WEATHER STATIONS**
190+ **HD CAMERAS**



71% fewer faults on fully covered circuits[1]

53% fewer tree-caused faults[2]

61% lower defect find rate[3]

90% visual coverage of HFRA

No ignitions due to failure of covered conductor

98% fewer structures destroyed in 2021-22 compared to 2017-18

92% fewer acres burned in 2021-22 compared to 2017-18

99% less PSPS outage time on frequently impacted circuits in 2022 compared to 2019

1. Measured by faults covered conductor is expected to mitigate per 100 circuit miles on fully covered circuits as compared to bare circuits from 2018-2022 in HFRA
2. Measured by average monthly tree caused circuit interruptions in HFRA in 2022 compared to the average from 2017-2019.
3. Measured as Total Defect Find Rate of Top Ignition Drivers (percentage of inspections) in 2022 as compared to 2019 (inception of program) for structures inspected every year

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Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

SCE's 2023–25 Wildfire Mitigation Plan (WMP) builds upon the accomplishments and lessons from the 2020–22 WMP

In 2023, SCE is building on and extending the work already accomplished:

- Continue hardening the grid, including transmission lines
- Ramp up targeted undergrounding in severe risk areas
- Continue reducing PSPS impacts, particularly with Access & Functional Needs customers
- Expand aerial fire suppression funding to year-round in 2023
- Further technological advancements

Grid Design & Hardening


Covered conductor & undergrounding


Fire-resistant poles


Protective devices & settings

Inspections


Aerial & ground

Vegetation Management


Line clearing, pole brushing, hazard tree assessments and remediations

Situational Awareness


Weather stations


Wildfire cameras


Fire spread modeling technology

Public Safety Power Shutoff


Critical care back-up batteries for eligible Medical Baseline customers


Community Resource Centers & Community Crew Vehicles to support during PSPS events

Aerial Fire Suppression


Continue partnership with local fire agencies

Advanced Technologies


Early Fault Detection, Rapid Earth Fault Current Limiter, Artificial Intelligence and Machine Learning

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Edison International | November 2023 Business Update 20 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix AB 10541 provides a strong regulatory construct for determining wildfire liability and cost recovery Established safety certification process and additional safety oversight Under AB 1054, SCE can obtain an annual safety certification upon submission of required safety information, including an approved wildfire mitigation plan Safety certifications valid for 12 months and remain valid until Office of Energy Infrastructure Safety acts on SCE’s request for a new safety certification Codified prudency standard that assumes utility prudency unless serious doubt created Provided a utility is “safety certified,” establishes a prudency standard that assumes utility is prudent, unless intervenors create serious doubt Prudency based on reasonable utility conduct with potential for full or partial recovery, considering factors within and beyond a utility’s control (e.g., humidity, temperature, winds) Standard survives even if Wildfire Insurance Fund is depleted Established ~$21 billion Wildfire Insurance Fund to enhance liquidity Reimburses utility for eligible claims payments above the higher of $1 billion and required insurance coverage Currently ~$10 billion of assets, invested ~2/3 Treasury/Agency and ~1/3 corporate securities (Avg. credit rating of AA+ with average duration of 3.8 years)2 Caps utility liability exposure if utility found imprudent (SCE 2023 cap: ~$3.8 Bn) If found prudent, no requirement to reimburse fund for claims covered by fund If found imprudent or partially imprudent, shareholders reimburse fund Reimbursement capped if utility has valid safety certification.3 The cap covers trailing three-year period and limits reimbursement to 20% of electric T&D equity rate base4 1. California Assembly Bill 1054, executed by the governor of California on July 12, 2019 2. Source: California Earthquake Authority Financial Report presented at the August 2, 2023 California Catastrophe Response Council meeting 3. And has not been found to have acted with conscious or willful disregard of the rights and safety of others 4. Excluding general plant and intangibles

Edison International | November 2023 Business Update 21 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix $2.0 $2.5 $2.9 $2.5 $2.6 $3.7 $4.1 2017-18 2018-19 2019-20 2020-21 2021-22 2022-23 2023-24 California has continued to increase investments in wildfire suppression and prevention 60+ aircraft make CAL FIRE’s fleet the largest civil aerial firefighting fleet in the world3 1. As initially enacted. Does not include subsequent Emergency Fund funding 2. Budgeted across departments and budget years Portions of the funding for the Wildfire & Forest Resilience Strategy are captured within CAL FIRE’s overall budget and the action in this reference 3. https://www.fire.ca.gov/programs/fire-protection/aviation-program/ 4. https://www.fire.ca.gov/stats-events/ CAL FIRE’s budget has doubled since 2017-18 CAL FIRE Enacted Budget by Budget Year, $ in Millions1 CAL FIRE’s staffing has increased by 74% since 2017-18 Thousands of CAL FIRE Budget Year Positions1 6.9 7.2 7.7 8.1 8.8 11.3 12.0 2017-18 2018-19 2019-20 2020-21 2021-22 2022-23 2023-24 State has committed $2.7 billion over 4 years2 for Wildfire & Forest Resilience Strategy In 2022, state experienced 85% reduction in acres burned and 78% reduction in structures destroyed4

Edison International | November 2023 Business Update 22 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix SCE’s tools and technology allow it to monitor real-time conditions to help inform operational decision-making 190+ cameras that provide visibility to about 90% high fire risk areas to monitor wildfire conditions Plan to increase coverage to nearly all of high fire risk areas by 2024 1,700+ weather stations that provide wind speed, humidity and temperature data Incorporating machine learning capabilities to enhance forecasts State-of-the-art software with high-resolution model that forecasts weather conditions down to <2 miles Millions of simulations run to determine risk, understand community impacts, and help strategize grid hardening Measuring vegetation moisture at 14 sampling sites biweekly to help determine fuel conditions Using data to train machine learning fuel moisture model to enhance operations Weather and Fire Spread HD Weather Stations Modeling Fuel Sampling Accessible to the public at sce.com/weatherstations Wildfire Camera Network Accessible to the public at www.alertwildfire.org

Edison International | November 2023 Business Update 23 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix https://www.edison.com/_gallery/ get_file/?file_id=634a0ff38ed7df0 e03e0e3a4&file_ext=.pdf&page_i d= Covered conductor is one of the most effective measures to reduce wildfire and PSPS risks ~2.9 ~4.5+ ~0.7 Under-ground Covered Conductor Covered conductor is a very valuable tool to expeditiously and cost-effectively reduce wildfire risk specific to SCE Undergrounding pursued for certain locations based on risk profile ~75–85% lower Click to view larger image Undergrounding considered where there is: • Communities of Elevated Fire Concern3 • High burn frequency • Limited egress • Wind speeds exceeding covered conductor PSPS thresholds • Exceptionally high potential consequence (>10,000 acres) • Operational feasibility Cost per Mile1 $ in Millions Avg. Implementation Time In Months 1. Based on data provided in SCE’s 2025 GRC 2. The Schedule phase includes verifying permits, obtaining easements, scoping and bundling work, and scheduling construction 3. Communities of Elevated Fire Concern defined as smaller geographic areas where terrain, construction, and other factors could lead to smaller, fast-moving fires threatening populated locations under benign (normal) weather conditions Chaparral (brushland) presents different primary risk factors than heavily forested areas Vegetation Type Evergreen Forest Deciduous Forest Broadleaved Forest Chaparral Grassland Desert Scrub Geography Cost to Implement Execution Speed Unique Factors Covered Conductor Under-ground Initiate ~2–3 ~2–3 Plan ~6–9 ~9–15 Schedule ~6–9 ~9–15 Execute ~2–3 ~5–15 Total 16–24+ 25–48+

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

SCE has made significant progress hardening the grid to keep its communities safe

Total Circuit Miles of Distribution Lines in SCE's High Fire Risk Area


~16,800
~1,070
Bare wire until hardened during routine work in least risky areas
~2,930
Future planned hardening
1,200
Targeted for 2023[1]
~4,400
Completed hardening 2018–2022—primarily covered conductor
~7,200
Distribution lines already underground
By end of 2023, ~76% of total distribution lines in HFRA expected to be hardened
Distribution Miles in HFRA

1. Up to 1,200 miles targeted for 2023. Approximately 846 miles completed year-to-date as of September 30, 2023

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Edison International | November 2023 Business Update 25 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix Substantial progress in grid hardening — ~58% of overhead bare wire in SCE’s HFRA to be covered by end of 2023 Prioritizing riskier segments first, SCE expects to harden up to ~8,530 circuit miles of overhead distribution lines in HFRA by end of 2028 Circuit miles of hardened overhead distribution infrastructure1 1. Refers to circuit miles of overhead distribution infrastructure in SCE’s high fire risk areas (HFRA) 2. Subject to regulatory approval. SCE has requested funding for 2025–2028 in its 2025 GRC - 2,000 4,000 6,000 8,000 10,000 2018 '19 '20 '21 '22 '23 '24 '25 '26 '27 2028 Beyond current GRC cycle, SCE plans to proactively harden up to ~1,850 more miles 2025–2028 (next GRC cycle), which includes ~600 miles2 By end of 2021 GRC cycle, SCE expects to complete up to ~6,630 miles2 of covered conductor

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

SCE estimates its wildfire mitigation and PSPS have reduced probability of losses from catastrophic wildfires by ~85%[1,2]

SCE expects to further reduce risk and decrease need for PSPS with continued grid hardening

	Pre-2018[4]	Q2 2023	Estimated Risk Reduction
Annual Risk of ≥$1.0 billion loss[3]	~5.2%	~0.8%	**~85% reduction** in estimated probability of accessing the Wildfire Fund
Risk of ≥$3.5 billion drawn from Fund over 3 years[3]	~2.9%	~0.4%	**~85% reduction** in estimated probability of exceeding AB 1054 liability cap

PSPS Contribution

Decreasing dependency on PSPS

~10% of total risk reduction

vs. ~15% as of Q4 2022[4]

1. Baseline risk estimated by Risk Management Solutions, Inc. (Moody's RMS) using its wildfire model, relying on the following data provided by SCE: the location of SCE's assets, CPUC reportable ignitions from 2014–2022, mitigation effectiveness and locations of installed covered conductor, tree removals, inspections, line clearing, fast curve settings, and PSPS de-energization criteria
2. There are risks inherent in the simulation analysis, models and predictions of SCE and Moody's RMS relating to the likelihood of and damage due to wildfires and climate change. As with any simulation analysis or model related to physical systems, particularly those with lower frequencies of occurrence and potentially high severity outcomes, the actual losses from catastrophic wildfire events may differ from the results of the simulation analysis and models of Moody's RMS and SCE. Range may vary for other loss thresholds
3. Includes (i) total potential insured losses estimated by Moody's RMS, and (ii) total potential uninsured losses estimated by SCE based on management experience and consultation with insurance industry experts. "Fund" refers to CA AB 1054 Wildfire Insurance Fund. SCE used Moody's RMS loss estimates along with its estimates of uninsured losses to quantify the reductions in estimated probability
4. Moody's RMS's prior method of analysis regarding wildfire risk on the wildfire models has been updated at SCE's request to incorporate Moody's RMS's newly available climate change models, leading to adjustments to pre-2018 probabilities and in quantifying the current probabilities

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Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

Covered conductor deployment has reduced SCE's use of PSPS for lowering wildfire risk

SCE's wildfire risk mitigation is differentiated by its speed of hardening its infrastructure

Estimated reduction in probability of losses from catastrophic wildfires compared to pre-2018 levels[1,2,3]


Current
85%
75–80%
65–70%
55–60%
55–60%
20%
Physical Mitigation
(Grid hardening (e.g., covered conductor), inspections, vegetation management)
Public Safety Power Shutoffs (PSPS)
(Contribution has declined from 100% to ~10%)
2018
2019
2020
2021
2022
Q2 2023

Cumulative miles of covered conductor installed:

2018	2019	2020	2021	2022	Q2 2023
~125	~495	~1,480	~2,980	~4,400	4,950+

1. Baseline risk estimated by Risk Management Solutions, Inc. (Moody's RMS) using its wildfire model, relying on the following data provided by SCE: the location of SCE's assets, reported ignitions from 2014–2022, mitigation effectiveness and locations of installed covered conductor, tree removals, inspections, line clearing, fast curve settings, and PSPS de-energization criteria.
2. There are risks inherent in the simulation analysis, models and predictions of SCE and Moody's RMS relating to the likelihood of and damage due to wildfires and climate change. As with any simulation analysis or model related to physical systems, particularly those with lower frequencies of occurrence and potentially high severity outcomes, the actual losses from catastrophic wildfire events may differ from the results of the simulation analysis and models of Moody's RMS and SCE. Range may vary for other loss thresholds
3. PSPS and System Hardening Values are estimated by SCE based on operational experience in 2018–2020 compared to the subsequent modeled years

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FINANCIAL INFORMATION

Edison International | November 2023 Business Update 29 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix Capital deployment expected to increase in 2025–20281 Range Case2 $5.3 $5.6 $6.6 $6.9 $6.9 $6.5 $5.5 $6.0 $7.5 $8.2 $8.3 $7.8 2023 2024 2025 2026 2027 2028 GRC underpins ~$38–43 billion 2023–2028 capex forecast; substantial additional investment opportunities offer upside 1. Forecast for 2024 reflects settlement of track 4 of SCE’s 2021 GRC. Forecast for 2025 includes amounts requested in SCE’s 2025 GRC filing. Additionally, reflects non-GRC spending subject to future regulatory requests beyond GRC proceedings and FERC Formula Rate updates 2. Annual Range Case capital reflects variability associated with future requests based on management judgment, potential for permitting delays and other operational considerations CPUC GRC FERC Other Capital Expenditures, $ in Billions Forecast does not include substantial additional capital deployment opportunities 1. NextGen ERP 2. Advanced Metering Infrastructure (AMI) 2.0 3. Other potential investments in the grid supporting reliability, resilience, and readiness 4. FERC transmission $2bn+ $2bn+

Edison International | November 2023 Business Update 30 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix Over 85% of SCE’s capital investments are in its distribution grid and essential to reliability, resiliency, and readiness objectives Distribution Non-distribution 29% 18% 14% 13% 11% 9% 3% 3% Infrastructure Replacement Wildfire Mitigation Load Growth & New Service Connections Inspections & Maintenance Other Distribution1 Transmission Generation Electrification >85% distribution grid SCE forecasts investing $38–43 billion from 2023 to 2028 to support SCE’s wildfire mitigation strategy and clean energy transformation in California Percentage of 2023–2028 capital plan 1. Includes utility-owned storage

Edison International | November 2023 Business Update 31 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix SCE has obtained approvals of standalone applications for ~$3 billion of capex over past two rate case cycles 2018 2019 2020 2021 2022 2023 $252 million for medium & heavy-duty transportation electrification $314 million light-duty transportation electrification $407 million for Grid Safety & Reliability Program $1,000 million for utility owned storage projects $465 million for wildfire mitigation $435 million for Customer Service Re-Platform project Standalone application approvals of incremental capital spending during 2018 and 2021 GRC cycles Only capital expenditure components of CPUC decisions shown below Electrification $566 million capex Wildfire Mitigation $872 million capex Storage & Other $1,435 million capex

Edison International | November 2023 Business Update 32 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix GRC request supports ~6–8% rate base growth 2023–2028; substantial additional investment opportunities offer upside 1. Weighted-average year basis 2. Range Case rate base reflects only changes in forecast capital expenditures $41.3 $43.9 $49.5 $53.2 $57.0 $60.9 2023 2024 2025 2026 2027 2028 CPUC GRC FERC Other ~8% CAGR 2023–2028 Rate Base1 , $ in Billions Strong rate base growth driven by wildfire mitigation and important grid work to support California’s leading role in clean energy transition Range Case2 $41.1 $43.3 $48.0 $50.4 $52.8 $55.4 Forecast does not include substantial additional capital deployment opportunities 1. NextGen ERP 2. Advanced Metering Infrastructure (AMI) 2.0 3. Other potential investments in the grid supporting reliability, resilience, and readiness 4. FERC transmission $2bn+ $2bn+

Edison International | November 2023 Business Update 33 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix SCE’s long-term growth drivers highly aligned with California’s public policy goals Infrastructure Replacement Wildfire Mitigation Grid Modernization Electrification Energy Storage Transmission Safe, Reliable, and Affordable Electricity Service & Decarbonization of California

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

Cash flow from memo account recovery and securitization strengthens our balance sheet and credit metrics

GRC, Wildfire-related, and Wildfire Insurance Applications

$ in Millions

Approved Applications

	Application / Account	Balance @ Sept. 30	Recovery Through	Remaining Rate Recovery by Year: Q4 2023	2024	2025
✓	GRC Track 3	267	Sept. '25	33	134	100
✓	CSRP Track 1	239	Dec. '25	50	87	102
✓	GRC Track 2	190	Feb. '25	34	134	22
✓	WEMA2	138	May '24	52	86	–
✓	Others[1]	138	Varies	37	82	19
✓	GRC Track 1 (Jan.–Sept. 2021 Balance)	80	Dec. '23	80	–	–
	Total	**1,052**		**285**	**523**	**244**

Pending Applications[2] *(Subject to CPUC Authorization)*

Application	Request[2]	Expected Amort.[2]	Expected Rate Recovery by Year: Q4 2023	2024	2025
2022 Wildfire Mitigation & Vegetation Mgmt. (WM/VM)	384	12 months	–	–	384
2021 Wildfire Mitigation & Vegetation Mgmt. (WM/VM)	327	12 months	–	273	55
2022 CEMA[3]	198	12 months	–	198	–
2021 CEMA[3]	132	12 months	–	132	–
Total	**1,041**		–	**603**	**438**

1. Includes 2020-2022 Residential Uncollectibles, CSRP Track 2, and Vegetation Management Z-Factor
2. Pending Applications reflects applications already submitted to the CPUC. Additional CEMA applications will be made for other events. Requested revenue requirement shown. Amounts and amortization subject to CPUC approval
3. Reflects request at the time of the application. SCE continues to record capital-related revenue requirements and interest in CEMA that would also be authorized upon commission approval

Note: Numbers may not add due to rounding

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Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

In August, SCE filed first 2017/2018 cost recovery application ($2.4Bn), proposing CPUC decision in early 2025

3Q Update: Best estimate adjusted by $475MM

Driven by settlements being resolved at higher levels than originally estimated and assuming trend continues; and have more refined information about claim types

Application for TKM events in progress[1]

Request:

- $2.4 billion (settlements + financing and legal costs)
- Securitization of approved amounts
  - TKM Application: ~$1.50/month for average residential customer bill (vs. current average residential bill of ~$175)
  - System average rate sensitivity: *Less than* half a penny per kWh for each $1 billion of recovery (vs. current system average rate of 26.5¢/kWh)

Separate application for Woolsey

Substantial progress resolving claims

$ in Billions, as of September 30, 2023


9.3
Remaining[2]
0.7
Resolved
5.7
0.5
2.4
Cost recovery request of ~$6.4 billion
(+associated interest and legal costs)
SED agreement
Insurance and FERC recovery
Best Estimate of Total Losses

1. TKM: Collectively, the Thomas Fire, the Koenigstein Fire, and the Montecito Mudslides
2. After giving effect to all payment obligations under settlements entered into through September 30, 2023, including under the agreement with the Safety and Enforcement Division of the CPUC

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Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

Cost recovery for 2017/2018 events benefits financial strength of the utility and reduces costs for customers

Modeling sensitivities:

For each $1 billion of cost recovery…

Debt paydown with proceeds of securitization[2]	**$1 billion**
Higher FFO-to-Debt	**~40–50 bps**
Reduced interest expense	**~$35 million** ***(~9¢/share)***

Reduces overall costs to customers[2]

Total potential avoided excess financing costs[3] for SCE debt issued over next 10 years	*As high as* **$4.9 billion**

1. SCE's pending application seeks a reasonableness review of the costs incurred and indicates an intent to seek authority for securitization after a final decision on cost recovery
2. Bill impact of $0.63/month for each $1 billion of recovery, with no impact to low-income customers. This will be offset by avoided excess financing costs for all customers
3. Represents the high end of the total estimated avoided excess debt costs realized through the narrowing of the debt issuance financing cost spread between SCE and its non-California peers if investors find the decision in this proceeding to be reasonable based on the underlying facts. For additional description and detail, see Thomas Fire and Debris Flow Cost Recovery Application – Financial Policy Testimony (SCE-01, Volume 3)

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Edison International | November 2023 Business Update 37 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix 3.0 3.5 4.0 4.5 5.0 5.5 6.0 6.5 7.0 Oct. 1, 2022 Oct. 1, 2023 CPUC cost of capital mechanism adjusts ROE for 2024 and 2025 upward to 10.75%; also resets costs of debt and preferred Advice letter to implement 70 bps upward adjustment filed October 13 for rates effective January 1, 2024 – New deadband becomes ±100bps around 5.78% Next Steps: – Intervenors may file protests by November 2 – CPUC Energy Division can approve advice letter or refer to full CPUC for approval CPUC Cost of Capital Adjustment Mechanism (CCM) Moody’s Baa Utility Bond Index Rate (%), as of October 30, 2023 Average of 5.78% results in 70bps upward adjustment to ROE and becomes new benchmark Current Spot Rate: 6.72% https://www.edison.com/_gallery/get_file/?file_id=63d432a6b3aed337c6e7381c&file_ext=.xlsx&page_id= Click here for link to spreadsheet illustrating CCM mechanics New deadband of 4.78–6.78% for Oct. 1, 2023– Sept. 30, 2024

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

EIX and SCE committed to investment grade credit ratings

Long-term Issuer Rating and Outlook

As of November 1, 2023

	SCE	EIX
Moody's	**Baa1**	**Baa2**
	Stable	Stable
S&P	BBB	BBB
	Stable	Stable
Fitch	**BBB**	**BBB**
	Stable	Stable

Long-term Debt Maturities[1]

$ in Millions, as of September 30, 2023


EIX Parent
SCE
735
2,650
500
2,150
2,000
800
1,200
750
1,950
600
1,350
2,889
1,150
1,739
2023
2024
2025
2026
2027
2028

EIX and SCE **upgraded one notch by Moody's** in February and **upgraded one notch by Fitch in April,** reflecting decline in wildfire risk facing SCE

Investment grade ratings at SCE and EIX, targeting EIX long-term FFO-to-Debt ratio of 15–17%

Total liquidity of ~$4 billion[2]

Manageable long-term debt maturities

Credit strengths include:

- Stable, regulated T&D operations
- Extensive cost recovery mechanisms
- Credit supportive measures under AB 1054
- Wildfire mitigation investments

1. Excludes amortization of securitized bonds related to SCE's AB 1054 Excluded Capital Expenditures, short-term debt
2. As of September 30, 2023, ~$1.2 billion at EIX Parent & Other (cash on hand of $129 million and available credit facility of ~$1.1 billion) and ~$2.8 billion at SCE (cash on hand of $317 million and available credit facility of ~$2.5 billion)

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Edison International | November 2023 Business Update 39 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix EIX & SCE have limited variable-rate exposure Approximately $11 billion of the total ~$31 billion long-term debt portfolio matures through 20281 SCE Wildfire Interest expense will be included in cost recovery applications SCE Operational Minimal exposure based on authorized cost of capital EIX Parent Outstanding Short- and Long-Term Debt Maturities (2023–2028)1 as of September 30, 2023, $ in Millions 735 - 900 - - 439 2023 2024 2025 2026 2027 2028 1. Does not include commercial paper or amortization of secured recovery bonds issued by SCE Recovery Funding LLC. The chart shows the 2023 mandatory purchase of $135 million of tax-exempt bonds as a maturity in 2023 2. For variable rate debt, based on effective rates as of September 30, 2023 1,150 1,000 - 2,150 300 750 1,350 1,300 2023 2024 2025 2026 2027 2028 500 800 - 600 1,150 2023 2024 2025 2026 2027 2028 3.3% 3.5% 3.2% 5.3% 3.7% 3.6% 4.8% 5.8% Wtd. Avg. Rate2 Fixed Rate 4.2% Variable Rate - 4.7% 5.4% 3.5%

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

EIX reaffirms 2023 core EPS guidance of $4.55–4.85

EIX 2023 Core Earnings Per Share Guidance Range

Building from SCE Rate Base EPS

	2023 YTD	2023 Guidance
Rate Base EPS	4.13	5.58
SCE Operational Variances	0.49	0.58–0.75
SCE Costs Excluded from Authorized	(0.50)	(0.74)–(0.73)
EIX Parent and Other		
Operational expense	(0.08)	(0.12)–(0.11)
Interest expense, preferred dividends (incl. dilution)	(0.56)	(0.75)–(0.64)
EIX Consolidated Core EPS	**$3.48**	**$4.55–4.85**
Share Count (in millions)[2]	*383.0*	*382.2*

Rate Base

	CPUC	FERC
Rate Base ($Bn)	$33.7	$7.6
Equity Ratio	52.00%	47.50%
ROE	10.05%	10.30%
EPS	$4.61	$0.97

Modeling Considerations

AFUDC	0.43
2022 CEMA decision true-up	0.14
Wildfire fund debt cost	(0.09)
Wildfire claims debt cost[1] *(to be requested for recovery)*	(0.45)
Exec. compensation not in rates	(0.20)

1. SCE is unable to conclude, at this time, that these amounts are probable of recovery; however, recovery will be sought as part of future cost recovery applications
2. 2023 guidance share count reflects shares outstanding as of Dec. 31, 2022. Dilution from shares issued during 2023 are reflected in EIX Parent and Other. 2023 YTD results based on weighted average share count in Q3 2023

Note: See Earnings Per Share Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix. All tax-effected information on this slide is based on our current combined statutory tax rate of approximately 28%. Totals may not add due to rounding

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Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

Gap between 2023 rate base and core EPS growth largely driven by interest on debt for wildfire claims payments[1]

Earnings from strong 7% 2023 rate base growth offset by higher interest expense

2022 Core EPS vs. 2023 Core EPS Guidance at Midpoint of $4.55–4.85 Range[1]


+6.9%
+1.5%
4.63
0.25
0.18
(0.11)
4.95
(0.25)
4.70
Non-Core items primarily related to 2017/18 Events 3.02
GAAP EPS 1.61
Higher debt balance as more claims settled and higher interest rates.
Interest to be included in cost recovery applications
Non-Core items 1.34
GAAP EPS 3.36
2022 Core EPS
Rate Base Earnings
SCE Operational Variances[2]
EIX Parent & Other
Results Before Incr. WF Claims Debt Interest[2]
Incr. WF Claims Debt Interest[3]
2023 Core EPS Guidance (@ Midpoint)[1]

1. See Earnings Per Share Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix. Non-core items are presented as recorded
2. Includes SCE Operational variances plus interest expense on wildfire fund contribution debt and executive compensation not in rates. Excludes incremental interest expense on debt funding wildfire claims payments
3. Variance reflects 2022 expense of 8¢ related to financing of unmonetized tax benefits associated with wildfire claims payments previously categorized as an SCE Operational Variance

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Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

Significant portion of EIX 2023 financing plan accomplished, with strong investor support for offerings

EIX 2023 Debt Maturities

$ in Millions


$1,400
$400
term loan
due November
$600
term loan
due April
$400
2.95% senior notes
due March

EIX 2023 Financing Plan Status[1]

As of September 30, 2023

- Expect to issue securities with $300–400 million of equity content:
  - In March, issued $500 million of junior subordinated notes *($250 million equity content[2])*
  - Expect to generate ~$100 million common equity via internal programs *($74 million complete YTD)*
- Expect to issue parent debt for remainder
  - In May, issued $600 million of senior unsecured debt @5.25%
- Up to $750 million tender offer for outstanding preferred equity; equity content of repurchased securities to be replaced through an equity content financing (e.g., junior subordinated notes)

1. Financing plans are subject to change
2. Equity content based on S&P methodology

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Edison International | November 2023 Business Update 43 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix EIX has a strong track record of meeting or exceeding EPS guidance and growing dividend 1. EPS guidance was not provided in 2012 or 2018 because of the timing of final decisions in SCE’s 2012 and 2018 General Rate Cases, respectively 2. 2023 dividend annualized based on dividend declaration on December 8, 2022 0.80 2.95 2004 2023 Core EPS Guidance Performance Core EPS Relative to Guidance Range 2004 Exceeded 2005 Exceeded 2006 Exceeded 2007 Exceeded 2008 In-line 2009 Exceeded 2010 In-line 2011 Exceeded 2012 N/A1 2013 Exceeded 2014 Exceeded 2015 Exceeded 2016 In-line 2017 Exceeded 2018 N/A1 2019 In-line 2020 In-line 2021 Exceeded 2022 In-line 7.1% CAGR EIX has 19 consecutive years of dividend growth2 Dividends per Share (in Dollars)

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

SCE's operational excellence efforts are producing O&M savings for its customers

~$160 million *annually*

Insurance:
Wildfire Self-Insurance Program

- Expanded use of customer funded self-insurance in place since 2021
- Approved by CPUC; effective July 2023
- Potential for greater long-term savings

~$55 million *Over GRC cycle*[1]

Work Planning:
Transformed Inspection Process

- ~216,000 HFRA structures inspected every year
- Combined ground and aerial inspections into single 360° inspection
- Reduces drive time, benefits safety, and improves quality

~$50 million *Over GRC cycle*[1]

Procurement:
Finding Ways to Buy Better

- Reevaluated healthcare benefit providers
- Switched vendors while maintaining level of employee benefits and service

1. Cumulative over 2025–2028

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Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

EIX reaffirms 5–7% 2021–2025 EPS growth rate target, which would result in 2025 EPS of $5.50–5.90[1]

Pursuing opportunities to deliver 5–7% growth rate[1]

2025 Core Earnings per Share Component Ranges[2]

Component	Modeling Considerations
Rate Base EPS *(based on capex levels)* 6.50–6.75	• CPUC ROE of 10.05% and FERC ROE 10.30% • Does not include upside from implementation of Cost of Capital Mechanism increasing CPUC ROE by 70bps (~$0.39)
SCE Op. Variances 0.65–0.75	• Includes AFUDC of ~$0.30 to $0.35, regulatory applications, operational efficiencies, among other items
SCE Costs Excluded from Authorized (0.70)–(0.65)	• Primarily wildfire claims payment-related debt • Current interest rate assumption of 5.3% (sensitivity: ~1¢ EPS per ±20bps change)
EIX Parent & Other *(including dilution)* (0.80)–(0.95)	• Current interest rate assumption of 6.1% (sensitivity: ~1¢ EPS per ±20bps change)

1. Based on the midpoint of initial 2021 Core EPS guidance range of $4.42–4.62 established September 16, 2021. Growth in any given year can be outside the range
2. Components are rounded to the nearest 5 cents and based on EIX 2022 guidance share count of 381.4 million shares. For purposes of this illustration, all costs and dilution associated with any equity content issued beyond 2022 are reflected in EIX Parent and Other. Actual financing activity may vary and is subject to change

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Edison International | November 2023 Business Update 46 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix EIX expects 5–7% core EPS growth for 2025–20281 , with minimal equity needs 1. For 2025, represents the midpoint of the 2025 core EPS guidance range for $5.50–5.90 $5.70 $6.60–7.00 2025 Midpoint 2028 Achievable EPS growth for 2028 Core Earnings per Share Guidance1 1 Core driver for earnings trajectory is SCE’s strong rate base growth, driven by investing in the reliability, resilience, and readiness of the grid 2 2025–2028 core EPS growth achievable at current ROEs and projected interest rates 3 Stabilization of variables by 2025 allows for simplified growth story; opportunity to efficiently manage operational and financing costs to drive growth 4 For 2025 through 2028, we expect equity needs fulfilled using internal programs: ~$100 million/year 5–7% CAGR1 5 EPS guidance does not incorporate potential cost recovery for 2017/2018 Wildfire/Mudslide Events

Edison International | November 2023 Business Update 47 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix Key 2028 Earnings Sensitivities Variable Sensitivity 2028 EPS1 (“Per year” amounts refer to 2025–2028) Capex & Rate Base Rate Base $100 million/year of capex 5¢ AFUDC (~45¢/share) Annual capex of $200 million 1¢ Requested ~$400 million increase in depreciation in 2025 GRC If requested increase not authorized +15–35¢ (on range case) Rates & Financing CPUC ROE (Currently 10.05%) 10 bps 7¢2 FERC ROE (Currently 10.30%) 10 bps 1¢2 Wildfire Debt Rate (4.6% weighted average portfolio) 20 bps 2¢ EIX Parent Debt Rate (5.0% weighted average portfolio) 20 bps 2¢ Equity (~$100 million/year 2025–2028) For each $10 million/year reduction +1¢ 1. Assumes ~390 million shares outstanding for 2028 2. Based on a CPUC / FERC rate base mix of 86% CPUC / 14% FERC and current authorized capital structures

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

EIX offers double-digit total return potential

5–7% core EPS CAGR[1] 2021–2025 and 2025–2028	Underpinned by strong rate base growth of ~6–8% $38–43 billion 2023–2028 capital program
~4% current dividend yield[2]	19 consecutive years of dividend growth Target dividend payout of 45–55% of SCE core earnings
Investments in safety and reliability of the grid	Wildfire mitigation execution reduces risk for customers Creates strong foundation for climate adaptation and the clean energy transition
One of the strongest electrification profiles in the industry	Industry-leading programs for transportation electrification and building electrification[3] Potential for 35% load growth by 2035 and 80% by 2045

9–11% total return opportunity[4] before potential P/E multiple expansion driven by estimated 85% wildfire risk reduction[5], and ongoing utility and government wildfire mitigation efforts

1. Compound annual growth rate (CAGR) based on the midpoint of the 2021 Core EPS guidance range of $4.42–4.62 established on September 16, 2021; CAGR for 2025–2028 based on the midpoint of 2025 Core EPS guidance range of $5.50–5.90
2. Based on EIX stock price on October 31, 2023
3. Building electrification programs subject to CPUC approval
4. At current P/E multiple. Excludes changes in P/E multiple and potential dividend growth
5. Risk reduction based on mitigations through June 30, 2023

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APPENDIX

Edison International | November 2023 Business Update 50 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix Partners with market leaders to deliver on their strategic, financial, and sustainability goals by addressing carbon, cost, complex choices, and creating energy justice across communities Provide independent, expert advice and services Using an integrated approach to design and implement strategic energy roadmaps for clients to achieve the right sustainability, performance, and cost outcomes for their organizations Deliver comprehensive data-driven portfolio solutions Provides individualized strategies across sustainability, renewables, energy optimization, energy supply, transportation electrification, and analytics Serve large-scale, global customer base Clients include 48 of the Fortune 500 Offices in North America and Europe — serving customers in 30+ countries globally Helped customers execute renewable energy agreements totaling 1.5 GW in 2022, bringing total offsite procurement to 11.2+ GW Provide insights for clean energy efforts Supports Edison International’s clean energy, electrification, and sustainability efforts Edison Energy enables organizations to address key industry challenges

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

SCE Key Regulatory Proceedings

	Proceeding	Description	*Next Steps*
Base Rates	**2021 GRC Track 4** (A.19-08-013)	Set CPUC base revenue requirement for third attrition year (2024)	*Settlement agreement filed with CPUC pending approval*
	2025 GRC (A.23-05-010)	Sets CPUC base revenue requirement for 2025–2028. For more information, see the Investor Guide to SCE's 2025 GRC	*Intervenors' prepared direct testimony due February 2024*
Wildfire	**2021 Wildfire Mitigation & Vegetation Management** (A.22-06-003)	Requesting approval of ~$327MM of rev. req. for incremental 2021 wildfire mitigation capex and O&M, and incremental 2021 veg. management O&M	*PD scheduled for Dec '23 / Jan '24*
	2022 Wildfire Mitigation & Vegetation Management (A.23-10-001)	Requesting approval of ~$383MM of rev. req. for incremental 2022 wildfire mitigation capex and O&M, and incremental 2022 veg. management O&M; also requested interim rate recovery beginning Mar '24	*Protests and responses and reply to protests and responses due in November*
	2021 CEMA (A.21-09-019)	Request recovery of costs associated with various events 2018–2020. $9MM capital, $127MM O&M; Rev. Req.: $132MM	*Comments on proposed decision due Nov. 20. Scheduled to be voted on at Nov. 30 CPUC mtg.*
	2022 CEMA (A.22-03-018)	Request recovery of costs assoc. with 2019 winter storms and 2020 firestorms. $312MM capital, $207MM O&M; Rev. Req.: $198MM	*Awaiting proposed decision*
	TKM Cost Recovery (A.23-08-013)	Request recovery of $2.4 billion of costs to resolve claims associated with the Thomas Fire and Montecito Mudslides and $65 million of restoration costs	*Prehearing conference expected by Nov. 2023*
	2023 WMP (2023-2025-WMPs)	New 3-year Wildfire Mitigation Plan covering 2023–2025	*Final approval received from Office of Energy Infrastructure Safety; CPUC ratification scheduled to be voted on at Nov. 30 CPUC mtg.*
	2023 Annual Safety Certification	Annual request for safety certification submitted to OEIS	*Final approval expected in December*

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Edison International | November 2023 Business Update 52 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix 2025 GRC Schedule Event Scoping Ruling Date ✓ Application Filed Complete ✓ Mandated Workshop Complete ✓ Protests and Responses to Application Complete ✓ Pre-hearing Conference Complete Intervenors’ Prepared Direct Testimony 2/29/2024 2023 Recorded Expenditures Served by SCE 3/11/2024 Prepared Rebuttal Testimony 4/15/2024 Evidentiary Hearings 5/6–5/24/2024 Update Testimony 6/7/2024 Hearings on Update Testimony, if necessary 6/17/2024 Opening Briefs 7/8/2024 Reply Briefs 7/29/2024 Proposed Decision Within 90 days after submission Final Decision No sooner than 30 days after proposed decision 52

Edison International | November 2023 Business Update 53 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix TKM Cost Recovery Proposed Schedule Event SCE Proposal ✓ Application Filed Complete ✓ Protests and responses Complete ✓ SCE’s reply to protests Complete Pre-hearing Conference By November 2023 Scoping ruling issued December 2023 Public Advocates Office and intervenor testimony Late April/Early May 2024 Rebuttal testimony Late June 2024 Evidentiary Hearings Early September 2024 Opening Briefs Early November 2024 Reply Briefs Early December 2024 Proposed Decision February 2025 Final Decision March 2025 53

Edison International | November 2023 Business Update 54 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix SCE continues to fund wildfire claims payments with debt Series Principal Due Rate 2021C 400 4/1/24 SOFR + 83bps 2021E 700 4/1/24 1.100% Term Loan 600 5/7/24 Adj. SOFR + 90bps 2021K 450 8/1/24 0.975% 2022C 300 6/1/25 4.200% 2020C 350 2/1/26 1.200% 2023C 400 6/1/26 4.900% 2022D 600 6/1/27 4.700% 2022F 750 11/1/27 5.850% 2023A 750 3/1/28 5.300% 2023E 550 10/1/28 5.650% 2022E 350 6/1/52 5.450% Total $6,200 Annualized Interest1: ~$274 Wildfire Claims Payment-Related Debt Issuances $ in Millions except percentages, as of September 30, 2023 Interest expense not currently recoverable in rates, however, will be included in 2017/2018 Wildfire/ Mudslide Events cost recovery applications SCE has waiver from CPUC, allowing exclusion with respect to certain current and future charges to equity and associated debt for calculating SCE’s regulatory equity ratio – Waiver approved through August 2025 (with ability to seek additional extension via application) or until CPUC makes a final determination on cost recovery for 2017/2018 Wildfire/Mudslide Events 1. Pre-tax. Based on SOFR of 5.40% as of September 30, 2023

Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix

EIX Core EPS Non-GAAP Reconciliations

Reconciliation of EIX Basic Earnings Per Share to EIX Core Earnings Per Share

EPS Attributable to Edison International

	Midpoint of Guidance Range 2023	2022
Basic EPS	**$ 3.36**	**$ 1.61**
Non-Core Items		
SCE		
2017/2018 Wildfire/Mudslide Events claims and expenses, net of recoveries	(1.46)	(3.25)
Wildfire Insurance Fund expense	(0.42)	(0.42)
2021 NDCTP probable disallowance	(0.08)	—
Customer cancellations of certain ECS data services	(0.04)	—
Employment litigation matter, net of recoveries	0.03	(0.06)
Other wildfire claims and expenses, net of recoveries[1]	(0.02)	—
Upstream Lighting Program decision	—	(0.21)
Impairments	—	(0.16)
Organizational realignment charge	—	(0.04)
Income tax benefit[2]	0.56	1.14
EIX Parent & Other		
Customer revenues for EIS insurance contract, net of claims	0.11	0.04
Income tax expense[2]	(0.02)	(0.01)
Less: Total non-core items	*(1.34)*	*(2.97)*
Core EPS	**$ 4.70**	**$ 4.58**

1. Beginning in Q3 2023 management no longer believes that wildfire-related claims are representative of ongoing earnings, due to the implementation of the customer-funded self-insurance
2. SCE non-core items are tax-effected at an estimated statutory rate of approximately 28%; customer revenues for EIS insurance contract, net of claims are tax-effected at an estimated statutory rate of approximately 20%

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Edison International | November 2023 Business Update 56 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix Low High Basic EIX EPS $3.21 $3.51 Total Non-Core Items1 (1.34) (1.34) Core EIX EPS $4.55 $4.85 1. Non-core items are presented as they are recorded Earnings Per Share Non-GAAP Reconciliations Reconciliation of EIX Basic Earnings Per Share Guidance to EIX Core Earnings Per Share Guidance 2023 EPS Attributable to Edison International

Edison International | November 2023 Business Update 57 Use of Non-GAAP Financial Measures Edison International's earnings are prepared in accordance with generally accepted accounting principles used in the United States. Management uses core earnings (losses) internally for financial planning and for analysis of performance. Core earnings (losses) are also used when communicating with investors and analysts regarding Edison International's earnings results to facilitate comparisons of the company's performance from period to period. Core earnings (losses) are a non-GAAP financial measure and may not be comparable to those of other companies. Core earnings (losses) are defined as earnings attributable to Edison International shareholders less non-core items. Non-core items include income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings, such as write downs, asset impairments, wildfire-related claims, and other income and expense related to changes in law, outcomes in tax, regulatory or legal proceedings, and exit activities, including sale of certain assets and other activities that are no longer continuing. A reconciliation of Non-GAAP information to GAAP information is included either on the slide where the information appears or on another slide referenced in this presentation. EIX Investor Relations Contact Sam Ramraj, Vice President Derek Matsushima, Principal Manager (626) 302-2540 (626) 302-3625 Sam.Ramraj@edisonintl.com Derek.Matsushima@edisonintl.com